Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Medivation, Inc. (a development stage company) of our report dated February 24, 2006 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Medivation, Inc. for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts.”

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

March 31, 2006